                                                                   EXHIBIT 10.78

                                TENANT ESTOPPEL
                                ---------------

                               December 7, 1998


GMAC Commercial Mortgage Corporation
650 Dresher Road
Horsham, Pennsylvania 19044-5015

  Re: Lease between G&L Coronado LLC, as Landlord or its assignees ("Landlord"), and Coronado Managers Corp. as Tenant ("Tenant"), dated December 1, 1998, for approximately 7596 Square feet of space in Coronado Plaza, 1330 Orange Avenue, Suite 300, Coronado, CA 92115 (the "Project") as amended by the following amendments: None (the "Lease")


Ladies and Gentlemen:

  Tenant understands that GMAC COMMERCIAL MORTGAGE CORPORATION ("Lender") intends to make a loan to G&L CORONADO LLC, a Delaware limited liability company ("Borrower") to be secured by the Project. Tenant presently leases premises within the Project pursuant to the Lease, and, in connection with the foregoing, Tenant does hereby certify to Borrower and Lender as follows:

  1.   Attached hereto as Exhibit "A" is true, complete and accurate copy of the
                          -----------
       Lease and all amendments and modifications thereto.

  2. The Lease is in full force and effect; there are no amendments or modifications of any kind to the Lease except as referenced above; there are no other promises, agreements, understandings, or commitments between Landlord and Tenant relating to the premises leased under the Lease; and Tenant has not given Landlord any notice of termination under to Lease;

  3. There has not been and is now no subletting of the leased premises, or any part thereof, or assignment by Tenant of the Lease, or any rights therein, to any party;

  4. No security deposit has been given by Tenant under the terms of, or with respect to, the Lease;

  5. No uncured default, event of default, or breach by Landlord exists under the Lease, no facts or circumstances exist that, with the passage of time or the giving of notice, or both, will or could constitute a default event of default, or breach under the Lease. Tenant has made no claim against Landlord alleging Landlord's default under the Lease;

  6. Tenant is in full and complete possession of its leased premises in the Project and has accepted its leased premises in the Project, including any work of Landlord performed thereon pursuant to the terms and provisions of the Lease, and all common areas of the Project (including, without limitation, parking areas, sidewalks, access ways and landscaping) are in compliance with the Lease and are satisfactory for Tenants purposes;

  7. To the best of Tenant's knowledge and belief, there are no rental, lease, or similar commissions payable with respect to the Lease, except as may be expressly set forth therein;

  8. Tenant is obligated to pay rent to Landlord at the rate set fort in the Lease. Tenant is current with respect to, and is paying the full rent and other charges stipulated in the Lease (including, without limitation, common area maintenance charges) with no offsets, deductions, defenses or claims; and Tenant has not prepaid any rent or other amounts to Landlord other than rent and other charges due and payable in the calendar month of this certification. None of the rent which the Tenant is required to pay under the Lease has been prepaid more than one (1) month in advance and the Tenant agrees not to pay rent more than one (1) month in advance unless otherwise specified in the Lease. The Tenant agrees that upon notification by Lender in writing that rental payments ass to be made to Lender because of a default under the Loan, the Tenant will cease making rental payments to the Landlord, or its successors and assigns, and will begin making such rental payments directly to Lender as required by the terms of the Landlord's collateral assignment of the Lease to Lender.

  9. The Tenant agrees that the Lease shall not hereafter be modified or amended without the prior written consent of Lender. Neither Lender nor any purchaser at foreclosure or owner by virtue of a deed in lieu of foreclosure of the Project shall be responsible for any security deposit or advance rent payment not actually received by such person or entity.

  10. Tenant is not entitled to any concession or rebate of rent or other charges from time to time due and payable under the Lease, and there are no unpaid or unreimbursed construction allowances or other offsets due Tenant under the Lease;

  11. The current monthly estimated "common area maintenance" charge paid by Tenant under the Lease is $0.00;

  12. The current monthly estimated charge for taxes paid by Tenant under the Lease is $0.00;

  13. The current monthly estimated charge for insurance paid by Tenant under the Lease is $0.00;

  14. The monthly base rent under the Lease is $18,990 and has been paid by Tenant through December 31, 1999;

  15.  Tenant is open for business and in operation in the Project;

  16. Tenant acknowledges that the initial term of the Lease commenced on December 1, 1998, and shall expire on November 30, 2010, unless sooner terminated in accordance with the terms of the Lease. Tenant has no option to renew or extend the lease term, except as follows: None.

  17. Tenant agrees to provide copies of all notices given to Landlord under the Lease to Lender at the following address:

         If to Lender:            GMAC Commercial Mortgage Corporation
                                  650 Dresher Road
                                  Horsham, Pennsylvania 19044-5015
                                  Attention: Executive Vice President,
                                   Commercial Loan Servicing
                                  Facsimile No.: (215) 682-3478

          With a copy to:         Commercial Capital initiatives, Inc.
                                  Wall Street Plaza
                                  88 Pine Street
                                  New York, New York 10005
                                  Attention:  Manager - Loan Administration
                                  Facsimile No.; (212) 269-5286

          The Tenant will accept performance by Lender of any term of the Lease required to be performed by the Landlord, with the same force and effect as though performed by Landlord, although Lender shall in no event be required to do so. Lender shall have a reasonable time after actual receipt of any notice of default within which to cure any such default.

  18. The undersigned representative of Tenant is duly authorized and fully qualified to execute this instrument on behalf of Tenant thereby binding Tenant;

  19. Tenant agrees and acknowledges that the Lease is and shall be subordinate to the mortgage of Lender. Tenant agrees that if Lender shall become the owner of the Project by reason of the foreclosure of the Mortgage or the acceptance of a deed or assignment in lieu of foreclosure or otherwise, then, unless Lender elects otherwise, the Lease shall not be terminated or affected thereby but shall continue in full force and effect as a direct lease between Lender and Tenant upon all of the terms, covenants and conditions set forth in the Lease and in that event Tenant agrees to attorn to Lender and Lender agrees to accept such attornment, provided, however, that the provisions of the Mortgage shall govern with respect to the disposition of any casualty insurance proceeds or condemnation awards and Lender shall not be (i) obligated to complete any construction work required to be done by prior Landlords pursuant to the provisions of the Lease or to reimburse Tenant for any construction work done by Tenant,
       (ii) liable for any accrued obligation of Landlord or for any act or omission of Landlord, whether prior to or after such foreclosure or sale,
       (iii) required to make any repairs to the Project or to the premises demised under the Lease required as a result of fire, or other casualty or by reason of condemnation unless Lender shall be obligated under the Lease to make such repairs and shall have received sufficient casualty insurance proceeds or condemnation awards to finance the completion of such repairs, (iv) required to make any capital improvements to the Project or to the premises demised under the Lease which Landlord may have agreed to make, but had not completed, or to perform or provide any services not related to possession or quiet enjoyment of the premises demised under the Lease, or (v) subject to any offsets or counterclaims which shall have accrued to Tenant against Landlord prior to the date upon which Lender shall become the owner of the Project.

  20. If Lender or any third parry succeeds to the interests of Landlord under the Lease, the parties between themselves shall have the same remedies and rights as the Landlord and the Tenant now possess with respect to the Lease; provided, however, that Lender and such third party shall not be:

       a.   liable for any negligent act or omission of any prior landlord; or

       b. bound by any rent which the Tenant might have paid for more than the current month to any prior landlord; or

       c. bound by any agreement or modification of the Lease made without Lender's prior written consent.

  21. Tenant has no option or right to purchase the property of which the demised premises are a part, or any part thereof.

  22. Tenant understands and acknowledges that Lender is about to make a loan to Landlord and receive as part of the security for such loan (i) a Mortgage/Deed of Trust encumbering Landlord's fee interest in the Project (of which the demised premises are a portion) and the rents, issues and profits of the Lease (the "Mortgage"), and (ii) an Assignment of Leases and Rents ("Assignment of Leases") which affects the Lease, and that Lender (and persons or entities to whom the Mortgage and/or Assignment of Leases may subsequently be assigned) is relying upon the representations and warranties contained herein in making such loan. Further, Tenant has notice that the Lease and the rent and all other sums due thereunder have been assigned or are to be assigned to Lender as security for the aforesaid loan secured by the Mortgage. In the event that Lender (or any person or entity to whom the Mortgage and/or Assignment of Leases may subsequently be assigned) notifies Tenant of a default under the Mortgage or Assignment of Leases and demands that Tenant pays its rent and all other sums due under the Lease to Lender (or such future lender), Tenant shall honor such demand and pay its rent and all other sums due under the Lease directly to Lender (or such future lender) or as otherwise required pursuant to such notice.

  23. Tenant acknowledges and agrees that Landlord and Lender shall be entitled to rely on Tenant's certifications set forth herein. Tenant hereby further agrees for a period of thirty (30) days from the date hereof to notify Landlord and Lender in writing at the address set forth above of any changes in the truth and accuracy of any of the certifications contained herein promptly upon Tenants learning of each such change.

     IN WITNESS WHEREOF, Tenant has executed this instrument this 7th day of December 1998.



                                  TENANT:
                                  -------

                                  G&L CORONADO LLC
                                  a Delaware limited liability company

                                  By:  CORONADO MANAGERS CORP.
                                       a Delaware corporation
                                       Managing Member

                                       By: /s/ Steven D. Lebowitz
                                           ----------------------------------
                                           Steven D. Lebowitz, Secretary

                          GUARANTOR'S ACKNOWLEDGMENT
                          --------------------------

     The undersigned, STEVEN D. LEBOWTTZ and DANIEL GOTTLIEB (collectively "Guarantors"), (i) acknowledge and agree that the documents attached hereto as Exhibit B constitute a complete and accurate copy of Guarantor's Guaranty of the
---------
Lease (the "Guaranty") and that the Guaranty is in full force and effect and is enforceable in accordance with its terms, with no offset, deduction, defense or claim by Guarantor and (ii) certifies that the certifications of Tenant herein are true and correct.


                                   GUARANTOR:
                                   ----------

                                   /s/ Steven D. Lebowitz
                                   -----------------------------------
                                   STEVEN D. LEBOWITZ


                                   /s/ Daniel Gottlieb
                                   -----------------------------------
                                   DANIEL GOTTLIEB

                           RIDER TO TENANT ESTOPPEL
                           ------------------------

     Lender agrees that if any action or proceeding is commenced by Lender or at Lender's behest for the foreclosure of the Mortgage or the sale of the Project, Tenant shall not be named as a party therein, and the sale of the Project in any such action or proceeding and the exercise by Lender of any of its other rights under the Note or the Mortgage shall be made subject to all rights of Tenant under the Lease, provided that at the time of the commencement of any such action or proceeding or at the time of any such sale or exercise of any such other rights (i) the term of the Lease shall have commenced pursuant to the provisions thereof, (ii) Tenant shall be in possession of the premises demised under the Lease, (iii) the Lease shall be in full force and effect and (iv) Tenant shall not be in default under any of the terms, covenants or conditions of the Lease or of this Agreement on Tenant's part to be observed or performed.

                                   EXHIBIT A
                                   ---------

                               REAL ESTATE LEASE
                            (MULTI-TENANT FACILITY)



ARTICLE ONE: BASIC TERMS

  This Article One contains the Basic Terms of this Lease between the
       -----------
Landlord and Tenant named below. Other Articles and Sections of the Lease referred to in this Article One explain and define the Basic Terms and are to be
                    -----------
read in conjunction with the Basic Terms.

  Section 1.01. Date of Lease: December 1. 1998

  Section 1.02. Landlord: G&L CORONADO LLC, 439 North Bedford Drive, Beverly Hills, CA 90210

  Section 1.03. Tenant (include legal entity): CORONADO MANAGERS CORP., 1330 Orange Avenue, Suite 300, Coronado, CA 92118.

  Section 1.04. Property: The Property consists the third floor executive suite of Landlord's multi-tenant real property development known as and described as 1300 Orange Avenue, Coronado, California, and depicted in Exhibit "A" (the "Project"). The Project includes the land, the buildings and all other improvements located on the land, and the common areas described in Section
                                                                    -------
406(a).
------

  Section 1.05. Lease Term: The Lease shall continue for a term of twelve
(12) years commencing December 1,1998, and ending on November 30, 2010.

  Section 1.06. Permitted Uses: (See Article Five) Operation of general
                                     ------------
offices

  Section 1.07. Brokers: (See Article Fourteen) None.
                              ----------------

  Section 1.08. Rent and Other Charges Payable by Tenant:

  (a) BASE RENT: Thirty Dollars ($30.00) per square foot per year for the first five (5) years, payable in equal monthly installments, subject to increases every five (5) years during the term in accordance with Section 3.02,
                                                                  ------------
below;

  (b) ADDITIONAL RENT: See Section 3.04 below.
                           ------------

  (c) OTHER PERIODIC PAYMENTS: Building operating expenses in accordance with
Article 4 below, and Maintenance, Repairs and Alterations as set forth in
---------
Article Six.
-----------

ARTICLE TWO: LEASE TERM

  Section 2.01. Lease of Property For Lease Term. Landlord leases the
Property to Tenant and Tenant leases the Property from Landlord for the Lease Term. The Lease Term is for the period stated in Section l.05 above and shall
                                                 ------------
begin and end on the dates specified in Section 1.05 above, unless the beginning
                                        ------------
or end of the Lease Term is changed under any provision of this Lease. The "Commencement Date" shall be the date specified in Section 1.05 above for the
                                                   ------------
beginning of the Lease Term, unless advanced or delayed under any provision of this Lease.

  Section 2.02. Delay in Commencement. Notwithstanding the Commencement Date, if for any reason Landlord cannot deliver possession of the Property to Tenant on the Turn-Over Date, Tenant shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder, but in such case the Lease Term shall be extended by the length of the delay and Tenant shall not be obligated to pay rent until possession of the Property is tendered to Tenant.

  Section 2.03. Holding Over. Tenant shall vacate the Property upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all damages which Landlord incurs from Tenant's delay in vacating the Property. If Tenant does not vacate the Property upon the expiration or earlier termination of the Lease and Landlord thereafter accepts rent from Tenant, Tenant's occupancy of the Property shall be a "month-to-month" tenancy, subject to all of the terms of this Lease applicable to a month-to-month tenancy, except that the Base Rent then in effect shall be increased by fifty percent (50%).

ARTICLE THREE: BASE RENT AND ADDITIONAL RENT

  Section 3.01. Time and Manner of Payment. Upon execution of this Lease, Tenant shall pay Landlord the Base Rent in the amount stated in Section 1.07(a)
                                                                ---------------
above for the first month of the Lease Term. On the first day of the second month of the Lease Term and each month thereafter, Tenant shall pay Landlord, the Base Rent, in advance, without offset, deduction or prior demand. The Base Rent shall be payable at Landlord's address or at such other place as Landlord may designate in writing.

  Section 3.02. Cost of Living Increases. The Base Rent shall be increased effective on the first day of each fifth (5/th/) lease year commencing on the first day of the sixth lease year (the "Rental Adjustment Date") in accordance with the increase in the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index for All Urban Consumers (all items for the geographical Statistical Area in which the Property is located on the basis of 1982-1984 = 100) (the "Index"). In making such calculations, no effect shall be given to any rent concessions or abatements, if any, provided for in this Lease. The increase shall be calculated as follows:

  (a) The Base Rent (the "Comparison Base Rent") set forth in Section 1.08(a)
                                                              ---------------
shall be increased by the percentage that the Index has increased from the calendar month immediately preceding the month in which the Commencement Date occurs (the "Comparison

Date") through the month immediately preceding the month in which the applicable Rental Adjustment Date occurs. The Base Rent shall not be reduced by reason of such computation. Landlord shall notify Tenant of each increase by a written statement which shall include the Index for the applicable Comparison Date, the Index for the applicable Rental Adjustment Date, the percentage Increase between those two Indices, and the new Base Rent. In no event shall the Base Rent be increased by more than ten percent (10%).

  (b) Tenant shall pay the new Base Rent from the applicable Rental
Adjustment Date until the next Rental Adjustment Date. Landlord's notice may be given after the applicable Rental Adjustment Date of the increase, and Tenant shall pay Landlord the accrued rental adjustment for the months elapsed between the effective date of the increase and Landlord's notice of such increase within ten (10) days after Landlord's notice. If the format or components of the Index are materially changed after the Commencement Date, Landlord shall substitute an index which is published by the Bureau of Labor Statistics or similar agency and which is most nearly equivalent to the Index in effect on the Commencement Date. The substitute index shall be used to calculate the increase in the Base Rent unless Tenant objects to such index in writing within fifteen (15) days after receipt of Landlord's notice. If Tenant objects, Landlord and Tenant shall submit the selection of the substitute index for binding arbitration in accordance with the rules and regulations of the American Arbitration Association at its office closest to the Property. The costs of arbitration shall be borne equally by Landlord and Tenant.

  Section 3.03. Partial Month. Should the Commencement Date be a day of the month other than the first day of such month, then the Basic Rent for the first fractional month shall be computed on a daily basis for the period from the Commencement Date to the end of such calendar month and at an amount equal to one/three hundred and sixtieth (1/360th) of the Minimum Annual Rental for each such day. Rental for such partial month shall be due and payable prior to the Commencement Date.

  Section 3.04 Additional Rent. To the extent not paid by Tenant to Landlord pursuant to Section 4.01 below, Tenant shall pay to Landlord as additional rent
            ------------
on a monthly basis an amount equal to the cash collections derived by Tenant from its subtenants for telephone and other expense reimbursements during the immediately preceding calendar month.

  Section 3.04. Financial Statements. At least annually during the term of this Lease, Tenant shall provide to Landlord financial statements for Tenant and Tenant's operations at the Property prepared in accordance with generally accepted accounting principles consistently applied and shall include a profit and loss statement and a balance sheet. Such statements shall be provided within ninety (90) days after the expiration of each lease year. For purposes of this Lease, the term lease year shill refer to a twelve (12) month period with the first lease year commencing on the first day of the first full month of the Lease Term.

ARTICLE FOUR: OTHER CHARGES PAYABLE BY TENANT.

  Section 4.01. Operating Expense Adjustments. For the purposes of this Article, the following terms are defined as follows:

  (a) Base Year: Calendar year: 1999.

  (b) Comparison Year: Each calendar year or portion thereof during the term of this Lease after the Base Year.

  (c) Direct Expenses: The term "Direct Expenses" shall include:

      (i) Taxes: All real and personal property taxes and assessments imposed by any government authority or agency on the Project and the land on which the Project is located (including a pro rata portion of any taxes levied on any common areas); any assessments levied in lieu of taxes; any tax or fee on or measured by gross rentals received from the rental of space in the Project and associated parking areas, including any improvements thereon; and any other costs levied or assessed by or at the direction of, any federal, state, or local government authority in connection with the use or occupancy of the Property; any tax on this transaction or any document to which Tenant is a party creating or transferring an interest in the Property; and any expenses, including cost of attorneys or experts, reasonably incurred by Landlord in seeking reduction by the taxing authority of the above referenced taxes; but shall not include any net income, franchise, capital stock, estate, or inheritance taxes.

      (ii) Insurance and Utilities: Costs consisting of Landlord's operating expenses that are attributable to premiums and other charges incurred by Landlord for insurance on the Project, land, and parking areas, and for the employees, agents, and independent contractors referred to herein, including, but not limited to (a) fire and extended coverage insurance, flood and earthquake insurance, rental interruption insurance, boiler and machinery insurance, sprinkler leakage insurance, commercial general liability insurance, and other insurance, and (b) the cost of all water, gas, electricity, sewer service, and other utilities, including, but not limited to, all costs, charges, and expenses incurred by Landlord in connection with any change of any company providing electricity service, including, without limitation, maintenance, repair, installation, and service costs associated therewith.

      (iii) Other Direct Expenses. Costs consisting of Landlord's operating expenses that are attributable to the operation, maintenance, management, securing, and repair of the Project, underlying land, and parking areas, including, but not limited to, salaries and other compensation, including payroll taxes, vacation, holidays, and other paid absences, and welfare, retirement, and other fringe benefits, paid to employees, agents, and independent contractors of Landlord; repairs and maintenance of the Project, land, and parking areas, and the costs of related supplies, tools, materials, and equipment; premiums and other charges incurred by Landlord for insurance on the Project, land, and parking areas, and for the employees, agents, and independent contractors referred to above; cost of providing security for the Project and the parking areas; costs incurred for inspection and servicing including all outside maintenance contracts for the proper maintenance of Project, land, and parking areas such as janitorial and window cleaning, rubbish removal, exterminating, water treatment, elevator, electrical, plumbing, and mechanical equipment, and the cost of related materials, tools, supplies, and equipment; costs incurred for utilities; sales, use, and excise taxes on goods and services purchased by Landlord; license, permit, and inspection fees; auditors fees; legal fees, costs, and disbursements (excluding those (a) relating to disputes with tenants, (b) based upon Landlord's negligence or other tortious conduct, (c) relating to enforcing lease provisions for the benefit of the Project tenants generally, or (d) relating to the defense of Landlord's title to, or interest in, the Project; management fees; other costs reasonably necessary to operate, repair, manage, and maintain the Property in a first-class manner and condition.

      (iv) Administrative Fee. An administrative fee to Landlord in an amount equal to three and one-half (3.5%) of the Direct Expenses referred to in Sections 4.01(c)(i), 4.01(c)(ii) and 4.0l(c)(iii).
        ------------------------------------------------

  (d) The following expenses incurred by Landlord shall not be Included in Direct Expenses: (a) leasing commissions, costs, disbursements, and other expenses incurred for leasing, renovating, or improving space for tenants, (b) costs (including permit, license, and inspection fees) incurred in renovating, improving, decorating, painting, or redecorating vacant space or space for tenants, (c) Landlord's cost of electricity or other service sold to tenants for which Landlord is to be reimbursed as a charge over the Rent and Additional Rent payable under the lease with that tenant, (d) costs incurred by Landlord for alterations that are considered capital improvements and replacements under generally accepted accounting principles consistently applied except that the annual amortization of these costs shall be included with interest on the unamortized portion thereof at the rate of ten percent (10%) per annum, (e) depreciation and amortization on the Project except as expressly permitted elsewhere in this Lease, (f) costs incurred because the Landlord or another tenant violated the terms of any lease, (g) rentals and other related expenses incurred in leasing air conditioning systems, elevators, or other equipment ordinarily considered to be of a capital nature, except equipment used in providing janitorial services that is not affixed to the Project, (h) items and services for which Tenant reimburses Landlord or pays third parties or that Landlord provides selectively to one or more tenants of the Project other than Tenant without reimbursement, (i) advertising and promotional expenditures; (j) repairs or other work needed because of fire, windstorm, or other casualty or cause insured against by Landlord or to the extent Landlord's insurance required under this Lease; (k) nonrecurring costs incurred to remedy structural defects in original construction materials or installations, and (l) costs incurred to test, survey, cleanup, contain, abate, remove, or otherwise remedy Hazardous Substances (as defined below) or asbestos-containing materials from the Property unless the Hazardous Substances or asbestos-containing materials were in or on the Project because of Tenant's negligence or intentional acts.

  (e) If the Direct Expenses paid or incurred by the Landlord for the Comparison Year exceed the Direct Expenses paid or Incurred by the Base Year, then Tenant shall pay __________ percent (___%) of the increase as Additional Rent. This percentage represents Tenant's portion of the Projects Rentable Square Footage.

  Section 4.02 Procedures. As soon as practicable prior to the commencement of each Comparison Year or as soon as practicable thereafter. Landlord shall furnish to Tenant a statement of Landlord's reasonable estimate of the Direct Expenses expected to be incurred during the Comparison Year and showing the amount of Additional Rent, if any, payable by Tenant to Landlord during the Comparison Year on the basis of such estimate. This estimate amount shall be divided into twelve (12) installments. Tenant shall pay to Landlord, concurrently with the regular monthly Rent payment next due, following the receipt of such statement, an amount equal to one (1) monthly installment multiplied by the number of months from January in the calendar year in which said statement is furnished to the month of such payment. Subsequent installments shall be payable concurrently with the regular monthly rental payments for the balance of the Comparison Year until the next calendar's year statement is furnished to Tenant. If the final Comparison Year during the term of the Lease is a partial year, then Tenant shall pay to Landlord the estimated amount of Additional Rent required to be paid by Tenant for partial Comparison Year divided by the number of months in said partial Comparison Year concurrently with the regular monthly payments during said partial Comparison Year.

  (a) If the base for Operating Expenses is a Base Year and occupancy of the Project during the Base Year or any Comparison Year is less than ninety five percent (95%), then Operating Expenses for that Base Year or Comparison Year shall be "grossed up" to that amount of Operating Expenses that, using reasonable projections, would normally be expected to be incurred during the Base Year or Comparison Year if the Project were ninety five percent (95%) occupied during the Base Year or Comparison Year, as determined under generally accepted accounting principles consistently applied. Landlord shall provide in the Statement required by Section 4.02, a reasonably detailed description of how
                          ------------
the Operating Expenses were grossed up. Only those component expenses that are affected by variations in occupancy levels shall be grossed up.

  (b) Subject to the above set forth limitations, Landlord shall have the right, in Landlord's discretion, to reasonably revise Landlord's estimated amount of Direct Expenses from time to time during the necessary period to account for savings or additional expenditures attributable to the period in the Comparison Year prior to the Landlord's revised estimate. The payment of the revised Direct Expenses shall be due on the first monthly Rent payment date following Tenant's receipt from Landlord of a statement of such revised estimate.

  (c) With reasonable promptness after the expiration of each Comparison
Year, Landlord shall make available to Tenant a statement showing (a) the actual amount of Direct Expenses incurred during the Comparison Year and the actual Direct Expenses for the Base Year, (b) the difference, if any, between Landlord's estimated amount thereof and the actual amount of Direct Expenses, and (c) showing the aggregate amount of any charge or actual to Tenant necessary to adjust the amount of Additional Rent previously paid by Tenant to the amount of actual Direct Expenses. On or before the first of the month following notification by Landlord to Tenant, Tenant shall, in case of an underpayment, promptly pay to Landlord an amount equal to such underpayment or Landlord shall, in the case of an overpayment, credit the next monthly Rental payment due from Tenant with an amount equal to such overpayment. The amount of increases in Rent payable to Landlord hereunder for any partial month shall be prorated on a daily basis.

  (d) Even though the term of this Lease has expired and Tenant has vacated the Property, when the final determination is made of Tenant's proportionate share of Direct Expenses for the year in which this Lease terminates, Tenant shall immediately pay an increase due over the estimated expenses paid, and conversely, any overpayment made in the event said expenses decrease shall be rebated by Landlord to Tenant.

     (e) Notwithstanding anything contained in this Article, the Rent payable by Tenant shall in no event be less than the Rent specified in Article Three
                                                            -------------
hereinabove.

  Section 4.03 Personal Property Taxes.

     (a) Tenant shall pay all taxes charged against the trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall try to have personal property taxed separately from the Property.

     (b) If any of Tenant's trade fixtures, furnishings, equipment and other personal property is taxed with the Property, Tenant shall pay Landlord the taxes for the personal property within fifteen (15) days after Tenant receives a written statement from Landlord for such personal property taxes.

  Section 4.04. Utilities. Tenant shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Property. However, if any services or utilities are jointly metered with any other portions of the Project, Landlord shall make a reasonable determination of Tenant's proportionate share of the cost of such utilities and services and Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement.

  Section 4.05. Insurance Policies.

     (a) Liability Insurance. During the Lease Term, Tenant shall maintain a policy of commercial general liability insurance (sometimes known as broad form comprehensive general liability insurance) insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury arising out of the operation, use or occupancy of the Property. Such insurance shall be maintained with a single combined liability limit of at least One Million Dollars ($1,000,000.00) insuring against all liability of Tenant and its authorized representatives arising out of or in connection with Tenant's use or occupancy of the Property. All of such insurance shall insure performance by Tenant of the indemnity provisions of Section 5.04 of this Lease and shall name
                                      ------------
Landlord and its partners as an additional insured.

     (b) Property and Rental Income Insurance. During the Lease Term, Landlord shall maintain policies of insurance covering loss of or damage to the Property as part of the Landlord's insurance coverage for the Project. Such policy shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage and any other perils which Landlord deems reasonably necessary. Landlord shall have the right to obtain flood and earthquake insurance. Landlord shall not obtain insurance for Tenant's fixtures or equipment or building improvements installed by Tenant on the Property. During the Lease Term, Landlord shall also have the right, but not the obligation, to maintain a rental income insurance policy, with loss payable to Landlord, in an amount equal to one year's Base Rent, plus estimated real property taxes and insurance premiums.

  (d) General Insurance Provisions.

      (i) Any insurance which Tenant is required to maintain under this Lease shall include a provision which requires the insurance carrier to give Landlord not less than thirty (30) days' written notice prior to any cancellation or modification of such coverage.

      (ii) Tenant shall maintain all insurance required under this Lease with companies holding a "General Policy Rating" of A-IX or better, as set forth in the most current issue of "Best Key Rating Guide."

      (iii) Anything to the contrary in this Lease notwithstanding, neither party, nor its officers, directors, employees, agents or invitees, nor, in case of Tenant, its subtenants, shall be liable to the other party or to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to any building, structure or other tangible property, when such loss is caused by any of the perils which are or could be insured against under a standard policy of full replacement cost insurance for fire, theft and all risk coverage, or losses under workers' compensation laws and benefits, even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees (this clause shall not apply, however, to any damage caused by intentionally wrongful actions or omissions); provided, however, that if, by reason of the foregoing waiver, either party shall be unable to obtain any such insurance, such waiver shall be deemed not to have been made by such party and, provided further, that if either party shall be unable to obtain any such insurance without the payment of an additional premium therefor, then, unless the party claiming the benefit of such waiver shall agree to pay such party for the cost of such additional premium within thirty (30) days after notice setting forth such requirement and the amount of the additional premium, such waiver shall be of no force and effect between such party and such claiming party. Each party shall use reasonable efforts to obtain such insurance from a company that does not charge an additional premium or, if that is not possible, one that charges the lowest additional premium. Each party shall give the other party notice at any time when it is unable to obtain insurance with such a waiver of subrogation without the payment of an additional premium and the foregoing waiver shall be effective until thirty (30) days after notice is given. Each party represents that its current insurance policies allow such waiver.

  Section 4.06. Common Areas; Use, Maintenance and Costs.

  (a) Common Areas. As used in this Lease, "Common Areas" shall mean all areas within the Project which are available for the common use of tenants of the Project and which are not leased or held for the exclusive use of Tenant or other tenants, including, but not limited to, parking areas, driveways, sidewalks, loading areas, access roads, corridors, landscaping and planted areas.

  (b) Use of Common Areas. Tenant shall have the nonexclusive right (in common with other tenants and all others to whom Landlord has granted or may grant such rights) to use the Common Areas for the purposes intended, subject to such reasonable rules and regulations as Landlord may establish from time to time.

  (c) Maintenance of Common Areas. Landlord shall maintain the Common Areas in good order, condition and repair.

  Section 4.07. Interest on Past Due Obligations. Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the rate of fifteen percent (15%) per annum from the due date of such amount. However, interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.


ARTICLE FIVE: USE OF PROPERTY

  Section 5.01. Permitted Uses. Tenant may use the Property only for the Permitted Uses set forth in Section 1.06 above.
                            ------------

  Section 5.02. Manner of Use. Tenant shall not cause or permit the Property to be used in any way which constitutes a violation of any law, ordinance, or governmental regulation or order, which annoys or interferes with the rights of tenants of the Project, or which constitutes a nuisance or waste. Tenant shall obtain and pay for all permits, including a Certificate of Occupancy, required for Tenants occupancy of the Property and shall promptly take all actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the Property, including the Occupational Safety and Health Act.

  Section 5.03. Signs and Auctions. Tenant shall not place any signs on the Property without Landlord's prior written consent. Tenant shall not conduct or permit any auctions or sheriffs sales at the Property. The location of Tenants sign shall be subject to the Landlord's approval and shall not adversely affect the visibility of the signs of other tenants located in the Project. All of such signs shall be subject to the approval of the City of Los Angeles and any other applicable governmental agencies. Tenant shall be solely responsible for the maintenance of Tenant's signs and shall keep such signs in good condition and repair at all times. At the expiration of the Lease Term all signs shall be removed by Tenant at Tenant's sole cost and expense, provided that Landlord, at Landlord's sole option shall have the right to designate such of Tenants signs as Landlord does not desire Tenant to remove. Such signs shall become the property of Landlord at the expiration of the Lease Term.

  Section 5.04. Indemnity. Tenant shall indemnify Landlord against and hold Landlord harmless from any and all costs, claims or liability arising from: (a) Tenant's use of the Property; (b) the conduct of Tenant's business or anything else done or permitted by Tenant to be done in or about the Property, including any contamination of the Property or any other property resulting from the presence or use of Hazardous Material caused or permitted by Tenant; (c) any breach or default in the performance of Tenant's obligations under this Lease;
(d) any misrepresentation or breach of warranty by Tenant under this Lease; or
(e) other acts or omissions of Tenant. Tenant shall defend Landlord against any such cost, claim or liability at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in connection with any such claim. As a material part of the consideration to Landlord. Tenant assumes all risk of damage to property or injury to persons in or about the Property arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, except for any claim arising out of Landlord's gross negligence or willful misconduct. As used in this Section, the term "Tenant" shall include Tenant's employees, agents, contractors and invitees, if applicable.

  Section 5.05. Landlord's Access. Landlord or its agents may enter the Property at all reasonable times to show the Property to potential buyers, investors or tenants or other parties; to do any other act or to inspect and conduct tests in order to monitor Tenant's compliance with all applicable environmental laws and all laws governing the presence and use of Hazardous Material; or for any other purpose Landlord deems necessary. Landlord shall give Tenant prior notice of such entry, except in the case of an emergency. Landlord may place customary "For Sale" or "For Lease" signs on the Property.

  Section 5.05. Quiet Possession. If Tenant pays the rent and complies with all other terms of this Lease, Tenant may occupy and enjoy the Property for the full Lease Term, subject to the provisions of this Lease.


ARTICLE SIX: CONDITION OF PROPERTY; MAINTENANCE, REPAIRS AND ALTERATIONS

  Section 6.01. Existing Conditions. Tenant accepts the Property in its condition as of the execution of the Lease, subject to all recorded matters, laws, ordinances, and governmental regulations and orders. Except as provided herein, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Property or the suitability of the Property for Tenant's intended use. Tenant represents and warrants that Tenant has made its own inspection of and inquiry regarding the condition of the Property and is not relying on any representations of Landlord or any Broker with respect thereto.

  Section 6.02. Exemption of Landlord from Liability. Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers or any other person in or about the Property, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures by any other cause; (c) conditions arising in or about the Property or upon other portions of the Project, or from other sources or places; or (d) any act or omission of any other tenant of the Project. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant. The provisions of this Section 6.02 shall not, however, exempt Landlord from
                   ------------
liability for Landlord's gross negligence or willful misconduct.

  Section 6.03. Landlord's Obligations. Except as provided in Article Seven
                                                              -------------
(Damage or Destruction) and Article Eight (Condemnation). Landlord shall keep
                            -------------
the following in good order, condition and repair the foundations, exterior walls and roof of the Project (including painting, if necessary) and all components of electrical, mechanical, plumbing, heating and air conditioning systems and facilities located in the Project which are concealed or used in common by tenants of the Project. However, Landlord shall not be obligated to maintain or repair windows, doors, plate glass or the interior surfaces of exterior walls. Landlord shall make repairs under this Section 5.03 within a reasonable time after receipt of
                   ------------
written notice from Tenant of the need for such repairs.

  Section 6.04. Tenants Obligations.

  (a) Except as provided in Section 6.03, Article Seven (Damage or
                            ------------  -------------
Destruction) and Article Eight (Condemnation), Tenant shall keep all portions of
                 -------------
the Property (including structural, nonstructural, interior, systems and equipment) in good order, condition and repair (including interior repainting and refinishing, as needed, and repairs or replacement required by fire, earthquake or other code requirements). If any portion of the Property or Project is damaged by any act or omission of Tenant. Tenant shall pay Landlord the cost of repairing or replacing such damaged property, whether or not Landlord would otherwise be obligated to pay the cost of maintaining or repairing such property.

  (b) Tenant shall fulfill all of Tenant's obligations under this Section
                                                                  -------
6.04 at Tenant's sole expense. If Tenant fails to maintain, repair or replace
----
the Property as required by this Section 6.04, Landlord may, upon ten (10) days'
                                 ------------
prior notice to Tenant (except that no notice shall be required in the case of an emergency), enter the Property and perform such maintenance or repair (including replacement, as needed) on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all costs incurred in performing such maintenance or repair immediately upon demand.

  Section 6.05. Alterations, Additions, and Improvements.

  (a) Tenant shall not make any alterations, additions, or improvements to the Property without Landlord's prior written consent, except for non-structural alterations which do not exceed Ten Thousand Dollars ($10,000) in cost cumulatively over the Lease Term and which are not visible from the outside of any building of which the Property is part. Landlord may require Tenant to provide demolition and/or lien and completion bonds in form and amount satisfactory to Landlord. Tenant shall promptly remove any alterations, additions, or improvements constructed in violation of this Section 6.05(a) upon
                                                            ---------------
Landlord's written request.

  (b) Tenant shall pay when due all claims for labor and material furnished to the Property. Tenant shall give Landlord at least twenty (20) days' prior written notice of the commencement of any work on the Property, regardless of whether Landlord's consent to such work is required. Landlord may elect to record and post notices of non-responsibility on the Property.

  (c) Within thirty (30) days from the execution of this Lease by Tenant, Tenant shall provide to Landlord a design plan for Tenant's Property prepared by a licensed architect or engineer setting forth in detail a floor plan of the Property, the designated uses of the specific areas listed on the floor plan, locations of interior walls and any plumbing and electrical systems that will be installed by Tenant in the Property. All of such plans shall be subject to the approval of Landlord.

  Section 6.08. Condition upon Termination. Upon the termination of the Lease, Tenant shall surrender the Property to Landlord, broom clean and in the same condition as received except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provision of this Lease. The term "ordinary wear and tear" shall mean wear and tear which manifests itself solely through normal use and the passage of time, such as may be caused by foot traffic, wear to carpets and fading of painted surfaces, settlement of the building and other geologic condition. Ordinary wear and tear shall not include any damage or deterioration that could have been prevented by Tenant performing all of its obligations under this Sublease. For the purpose of this Sublease, items of wear which are not ordinary include, but are not limited to, the following (other than items as may have been caused by Landlord's acts or omissions or are Landlord's obligation to maintain, repair and/or replace pursuant to this Sublease), which items shall be Tenant's obligation to repair and correct: (i) damage to or defacement of walls, partitions, floors, ceilings, roof, landscaping, pavements, columns, mechanical, electrical, and plumbing equipment, doors, or other components of the Property (ii) excessively soiled, stained or marked surfaces; (iii) damage caused by the installation of or removal of Tenant's trade fixtures, furnishings, equipment, alterations or utility installations; (iv) the removal of Tenants signs and the restoration of any area or surface affected by such signs and/or utility installations, and (v) any defects to the Property which developed subsequent to the Commencement Date and which are otherwise Tenant's obligation to repair pursuant to this Lease.

  Section 6.07. Hazardous Materials. Tenant shall not cause or permit any Hazardous Material (as defined below) to be brought upon, kept or used in or about the Property by Tenant, its agents, employees, contractors or invitees, without the prior written consent of Landlord (which Landlord shall not unreasonably withhold as long as Tenant demonstrates to Landlord's reasonable satisfaction that such Hazardous Material is necessary or useful to Tenant's business and will be used, kept and stored in a manner that complies with all laws, rules, statutes and ordinances regulating any such hazardous Material so brought upon or used or kept In or about the Property). If Tenant breaches the obligations stated above in this Paragraph, or if the presence of Hazardous Material on or about the Property caused or permitted by Tenant results in contamination of the Property, or if contamination of the Property or surrounding area by Hazardous Material otherwise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Property or the building which is part of the Property, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Property, damages arising from any adverse impact on marketing of space in the building, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the term of this Lease as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on, under or about the Property. Without limiting the foregoing, if the presence of any Hazardous Material on or about the Property caused or permitted by Tenant results in any contamination of the Property or surrounding area, or causes the Property or surrounding area to be in violation of any laws, rules, statutes or ordinances, Tenant shall promptly take all actions at its sole expense as are necessary to return the Property and surrounding area to the condition existing prior to the introduction of any such Hazardous Material; provided that Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term, or short-term effect on the Property or surrounding area.

  As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) defined as a "hazardous waste," "extremely hazardous waste," or "restricted hazardous wastes" under Sections 25115, 25117, or 25122.7, or listed pursuant to Section 25140, of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a "hazardous substance" under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substance Account
Act), (iii) defined as a "hazardous material," "hazardous substance," or "hazardous waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory), (iv) defined as a "hazardous substance" under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances), (v) petroleum, (vi) asbestos, (vii) listed under
Article 9 or defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20,
(viii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Sec. 1317), (ix) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Sec. 6901 et seq. (42 U.S.C. Sec. 6903), or (x)
                                      -- ---
defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sec. 9601 et
                                                                            --
seq. (42 U.S.C. Sec. 6901).
---

ARTICLE SEVEN: DAMAGE OR DESTRUCTION

  Section 7.01. Partial Damage to Property.

  (a) Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Property. If the Property is only partially damaged (i.e., less than fifty percent (50%) of the Property is untenantable as a result of such damage or less than fifty percent (50%) of Tenants operations are materially impaired) and if the proceeds received by Landlord from the insurance policies described in Section 4.05(b) are sufficient to pay for the necessary
                      ---------------
repairs, this Lease shall remain in effect and Landlord shall repair the damage as soon as reasonably possible. Landlord may elect (but is not required) to repair any damage to Tenant's fixtures, equipment, or improvements.

  (b) If the insurance proceeds received by Landlord are not sufficient to pay the entire cost of repair, or if the cause of the damage is not covered by the insurance policies which Landlord maintains under Paragraph 4.05(b), or if
                                                      -----------------
twenty-five percent (25%) or more of the leasable space in the Project in untenantable (as determined by Landlord), or if the damage to the Property renders fifty percent (50%) or more of the Property untenantable, Landlord may elect either to (i) repair the damage as soon as reasonably possible, in which case this Lease shall remain in full force and effect, or (ii) terminate this Lease as of the date the damage occurred. Landlord shall notify Tenant within ninety (90) days after receipt of notice of the occurrence of the damage whether Landlord elects to repair the damage or terminate the Lease. If Landlord elects to repair the damage. Tenant shall pay Landlord the "deductible amount" (if any) under Landlord's Insurance policies and, if the damage was due to an act or omission of Tenant, or Tenant's employees, agents, contractors or invitees, the difference between the actual cost of repair and any insurance proceeds received by Landlord.

  (c) If the damage to the Property occurs during the last six (6) months of the Lease Term and such damage will require more than thirty (30) days to repair, either Landlord or Tenant may elect to terminate this Lease as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds. The party electing to terminate this Lease shall give written notification to the other party of such election within thirty (30) days after Tenant's notice to Landlord of the occurrence of the damage.

  Section 7.02. Substantial or Total Destruction. If the Property is substantially or totally destroyed by any cause whatsoever (i.e., the damage to the Property is greater than partial damage as described in Section 7.01), and
                                                            ------------
regardless of whether Landlord receives any insurance proceeds, this Lease shall terminate as of the date the destruction occurred. Notwithstanding the preceding sentence, if the Property can be rebuilt within six (6) months after the date of destruction, Landlord may elect to rebuild the Property at Landlord's own expense, in, which case this Lease shall remain in full force and effect. Landlord shaft notify Tenant of such election within thirty (30) days after Tenant's notice of the occurrence of total or substantial destruction, if Landlord so elects, Landlord shall rebuild the Property at Landlord's sole expense, except that if the destruction was caused by an act or omission of Tenant, Tenant shall pay Landlord the difference between the actual cost of rebuilding and any insurance proceeds received by Landlord.

  Section 7.03. Temporary Reduction of Rent. If the Property is destroyed or damaged and Landlord or Tenant repairs or restores the Property pursuant to the provisions of this Article Seven, any rent payable during the period of such
                   -------------
damage, repair and/or restoration shall be reduced according to the degree, if any, to which Tenant's use of the Property is impaired. However, the reduction shall not exceed the sum of one years payment of Base Rent, insurance premiums and real property taxes, except for such possible reduction in Base Rent, insurance premiums and real property taxes, Tenant shall not be entitled to any compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the Property.


ARTICLE EIGHT: CONDEMNATION

  If all or any portion of the Property is taken under the power of eminent domain or sold under the threat of that power (all of which are called "Condemnation"), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first. Any Condemnation award or payment shall be distributed in the following order:
(a) first, to any ground lessor, mortgagee or beneficiary under a deed of trust encumbering the Property, the amount of its interest in the Property; (b) second, to Tenant, only the amount of any award specifically designated for loss of or damage to Tenant's business, trade fixtures or removable personal property paid for by Tenant (and not Landlord); and (c) third, to Landlord, the remainder of such award, whether as compensation for reduction in the value of the leasehold, the taking of the fee, or otherwise. Any award for the taking of all or any part of the Property under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of the Landlord, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as several damages.

ARTICLE NINE: ASSIGNMENT AND SUBLETTING

  Section 9.01. Landlord's Consent Required. Tenant shall not assign this
Lease and its rights thereunder without Landlord's prior written consent, which consent shall not be unreasonably withheld. Tenant shall have the absolute right to sublet individual office Property in the Property without the consent of Landlord.

  Section 9.02. No Release of Tenant. No transfer permitted by this Article
                                                                    -------
Nine, whether with or without Landlord's consent, shall release Tenant or change
----
Tenant's primary liability to pay the rent and to perform all other obligations of Tenant under this Lease. Landlord's acceptance of rent from any other person is not a waiver of any provision of this Article Nine. Consent to one transfer
                                         ------------
is not a consent to any subsequent transfer. If Tenant's transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant's transferee, without notifying Tenant or obtaining its consent. Such action shall not relieve Tenant's liability under this Lease.

  Section 9.05. No Merger. No merger shall result from Tenant's sublease of the Property under this Article Nine, Tenant's surrender of this Lease or the
                        ------------
termination of this Lease in any other manner. In any such event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord under any or all subtenancies.


ARTICLE TEN: DEFAULTS; REMEDIES

  Section 10.01. Covenants and Conditions. Tenant's performance of each of Tenant's obligations under this Lease is a condition as well as a covenant. Tenant's right to continue in possession of the Property is conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions.

  Section 10.02. Defaults. Tenant shall be in material default under this
Lease:

  (a) If Tenant abandons or vacates the Property;

  (b) If Tenant fails to pay rent or any other charge, interest or fee when due;

  (c) If Tenant fails to perform any of Tenant's non-monetary obligations under this Lease for a period of thirty (30) days after written notice from Landlord; provided that if more than thirty (30) days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the thirty (30) day period and thereafter diligently pursues its completion. However, Landlord shall not be required to give such notice if Tenant's failure to perform constitutes a non-curable breach of this Lease. The notice required by this Section is intended to satisfy any and all notice requirements imposed by law on Landlord and Is not in addition to any such requirement.

  (d) (i) If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within thirty (30) days; (iii) if a trustee or receiver Is appointed to take possession of substantially all of Tenant's assets located at the Property or of Tenant's interest in this Lease and possession is not restored to Tenant within thirty (30) days; or (iv) if substantially all of Tenant's assets located at the Property or of Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days. If a court of competent jurisdiction determines that any of the acts described in this subparagraph (d) is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the excess, if any, of the rent (or any other consideration) paid in connection with such assignment or sublease over the rent payable by Tenant under this Lease.

  Section 10.03. Remedies. On the occurrence of any material default by Tenant, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

  (a) Terminate Tenant's right to possession of the Property by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Property to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including (i) the worth at the time of the award of the unpaid Base Rent, Additional Rent and other charges which Landlord had earned at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Landlord would have earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Tenant would have paid for the balance of the Lease term after the time of award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; and
(iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses Landlord incurs in maintaining or preserving the Property after such default, the cost of recovering possession of the Property, expenses of reletting, including necessary renovation or alteration of the Property, Landlord's reasonable attorneys' fees incurred in connection therewith, and any real estate commission paid or payable. As used in subparts (i) and (ii) above, the "worth at the time of the award" is computed by allowing interest on unpaid amounts at the rate of fifteen percent (15%) per annum, or such lesser amount as may then be the maximum lawful rate. As used in subpart (iii) above, the "worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%). If Tenant has abandoned the Property, Landlord shall have the option of
(i) retaking possession of the Property and recovering from Tenant the amount specified in this Section 10.03(a), or (ii) proceeding under Section 10.03(b);
                  ----------------                           ----------------

  (b) Exercise the remedy described in California Civil Code (S) 1951.4
(Lessor May Continue Lease in Effect After Lessee's Breach and Abandonment and Recover Rent as it Becomes Due, if Lessee has Right to Sublet or Assign, Subject Only to Reasonable Limitations);

  (c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Property is located.

  Section 10.04. Automatic Termination. Notwithstanding any other term or provision hereof to the contrary, the Lease shall terminate on the occurrence of any act which affirms the Landlord's intention to terminate the Lease as provided in Section 10.03 hereof, including the filing of an unlawful detainer
            -------------
action against Tenant. On such termination, Landlord's damages for default shall include all costs and fees, including reasonable attorneys' fees that Landlord incurs in connection with the filing, commencement, pursuing and/or defending of any action in any bankruptcy court or other court with respect to the Lease; the obtaining of relief from any stay in bankruptcy restraining any action to evict Tenant; or the pursuing of any action with respect to Landlord's right to possession of the Property. All such damages suffered (apart from Base Rent and other rent payable hereunder) shall constitute pecuniary damages which must be reimbursed to Landlord prior to assumption of the Lease by Tenant or any successor to Tenant in any bankruptcy or other proceeding.


ARTICLE ELEVEN: PROTECTION OF LENDERS

  Section 11.01. Subordination. Landlord shall have the right to subordinate this Lease to any ground lease, deed of trust or mortgage encumbering the Property, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. Tenant shall cooperate with Landlord and any lender which is acquiring a security interest in the Property or the Lease. Tenant shall execute such further documents and assurances as such lender may require, and which may include provisions to the effect that this Lease will not be amended, surrendered or terminated without the lenders consent, that rent will not be prepaid more than one (1) month in advance, and that the lender will not be subject to any offsets or claims for monies previously paid to Landlord by Tenant or for any damages caused by Landlord. Subject to the approval of the lender, Tenant's right to quiet possession of the Property during the Lease Term shall not be disturbed if Tenant pays the rent and performs all of Tenant's obligations under this Lease and is not otherwise in default. If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof.

  Section 11.02. Attornment. If Landlord's interest in the Property is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale or by deed in lieu of foreclosure, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Property and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Property upon the transfer of Landlord's interest.

  Section 11.03. Signing of Documents. Tenant shall sign and deliver any instrument or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so. If Tenant fails to do so within ten (10) days after written request, Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the attorney-in-fact of Tenant to execute and deliver any such instrument or document.

  Section 11.04. Estoppel Certificates.

  (a) Upon Landlord's written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been canceled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); and (v) such other representations or information with respect to Tenant or the Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Property may require. Tenant shall deliver such statement to Landlord within ten (10) days after Landlord's request. Landlord may give any such statement by Tenant to any prospective purchaser or encumbrancer of the Property. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

  (b) If Tenant does not deliver such statement to Landlord within such ten
(10)-day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (iii) that not more than one month's Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

  Section 11.05. Tenant's Financial Condition. Within ten (10) days after written request from Landlord, Tenant shall deliver to Landlord such financial statements as Landlord reasonably requires to verify the net worth of Tenant or any assignee, subtenant, or guarantor of Tenant. In addition, Tenant shall deliver to any lender designated by Landlord any financial statements required by such lender to facilitate the financing or refinancing of the Property. Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth in this Lease.


ARTICLE TWELVE: LEGAL COSTS

  Section 12.01. Legal Proceedings. If Tenant or Landlord shall be in breach or default under this Lease, such party (the "Defaulting Party") shall reimburse the other party (the "Nondefaulting Party") upon demand for any costs or expenses that the Nondefaulting Party incurs in connection with any breach or default of the Defaulting Party under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys' fees and costs. The losing party in such action shall pay such attorneys' fees and costs. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability Landlord may incur if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Property by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs Landlord incurs in any such claim or action.

  Section 12.02. Landlord's Consent. Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection with Tenant's request for Landlord's consent under Article Nine (Assignment and Subletting), or in connection with any other act which Tenant proposes to do and which requires Landlord's consent.


ARTICLE THIRTEEN: MISCELLANEOUS PROVISIONS

  Section 13.01. Non-Discrimination. Tenant promises, and it is a condition to the continuance of this Lease, that there will be no discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy, tenure or use of the Property or any portion thereof.

  Section 13.02. Landlord's Liability; Certain Duties.

  (a) As used in this Lease, the term "Landlord" means only the current owner or owners of the fee title to the Property or Project or the leasehold estate under a ground lease of the Property or Project at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee all funds that Tenant previously paid if such funds have not yet been applied under the terms of this Lease.

  (b) Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Property whose name and address have been furnished to Tenant in writing. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within thirty (30) days after receipt of Tenant's notice. However, if such non-performance reasonably requires more than thirty (30) days to cure, Landlord shall not be in default if such cure is commenced within such thirty (30)-day period and thereafter diligently pursued to completion.

  (c) Notwithstanding any term or provision herein to the contrary, the liability of Landlord for the performance of its duties and obligations under this Lease is limited to Landlord's interest in the Property and the Project, and neither the Landlord nor its partners, shareholders, officers or other principals shall have any personal liability under this Lease.

  Section 13.03. Severability. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

  Section 13.04. Interpretation. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or others using the Property with Tenant's expressed or implied permission.

  Section 13.05. Incorporation of Prior Agreements; Modifications. This Lease is the only agreement between the parties pertaining to the lease of the Property and no other agreements are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

  Section 13.06. Notices. All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid, and shall be deemed to be given upon receipt if personally delivered, or if mailed, forty-eight (48) hours after being deposited in the United States mail, postage prepaid. In lieu of mailing, either party may cause delivery of such notices, demands and requests to be made by personal service, telegram or air freight, provided that written proof of delivery is given to the sender. Notices to Tenant shall be delivered to the address specified in Section 1.03 above, except that upon Tenant's taking
                     ------------
possession of the Property, the Property shall be Tenant's address for notice purposes. Notices to Landlord shall be delivered to the address specified in
Section 1.02 above. All notices shall be effective upon delivery. Either party
------------
may change its notice address upon written notice to the other party.

  Section 13.07. Waivers. All waivers must be in writing and signed by the waiving party. Landlord's failure to enforce any provision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

  Section 13.08. No Recordation. Tenant shall not record this Lease without prior written consent from Landlord. However, either Landlord or Tenant may require that a "Short Form" memorandum of this Lease executed by both parties be recorded. The party requiring such recording shall pay all transfer taxes and recording fees.

  Section 13.09. Binding Effect; Choice of Law. This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligation to Tenant's successor unless the rights or interests of Tenant's successor are acquired in accordance with the terms of this Lease. The laws of the state in which the Property is located shall govern this Lease.

  Section 13.10. Corporate Authority; Partnership Authority. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of

Tenant's Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord. If Tenant is a partnership, each person or entity signing this Lease for Tenant represents and warrants that he or it is a general partner of the partnership, that he or it has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partners withdrawal or addition. Within thirty (30) days after this Lease is signed. Tenant shall deliver to Landlord a copy of Tenant's recorded statement of partnership or certificate of limited partnership.

  Section 13.11. Joint and Several Liability. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

  Section 13.12. Force Majeure. If Landlord cannot perform any of its obligations due to events beyond Landlord's control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord's control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions,

  Section 13.13. Execution of Lease. This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. Landlord's delivery of this Lease to Tenant shall not be deemed to be an offer to lease and shall not be binding upon either party until executed and delivered by both parties.

  Section 13.14. Survival. All representations and warranties of Landlord and Tenant shall survive the termination of this Lease.

  Section 13.15. Guaranty. Currently herewith and as a condition to the effectiveness of this Lease, STEVEN D. LEBOWITZ and DANIEL M. GOTTLIEB (collectively "Guarantors") shall execute a Lease Guaranty in the form of Exhibit "B" attached hereto pursuant to which the Guarantors shall personally,
-----------
jointly and severally guarantee the Rent, the Additional Rent, and the performance of the remaining terms of this Lease pursuant to the terms and conditions set forth in a Guaranty executed by them concurrently herewith.

  Section 13.16. Assignment of Subleases. Landlord does hereby assign to Tenant all of Landlord's right, title and interest in and to the leases and occupancy agreements outstanding as of the date of this Lease with occupants and tenants of the Premises.

SIGNATURES ON NEXT PAGE

     Landlord and Tenant have signed this Lease at the place and on the dates specified adjacent to their signatures below.



LANDLORD:                                   TENANT:

G&L CORONADO LLC                            CORONADO MANAGERS CORP.
a Delaware limited liability company        a Delaware corporation

By: CORONADO MANAGERS CORP.
    a Delaware corporation                  By  /s/ Steven D. Lebowitz
    Its Managing Member                       -------------------------------
                                                    Steven D. Lebowitz
                                                    Secretary
 By /s/ Steven D. Lebowitz
   ----------------------------------
        Steven D. Lebowitz, Secretary

                                  EXHIBIT "A"

                                   Property
                                   --------

                                   Exhibit A
                                   ---------

  All of Block 10 of Coronado Bath, South Island, in the City of Coronado, County of San Diego, State of California, according to Map thereof No. 376, filed in the Office of the County Recorder of San Diego County, November 12, 1886, more particularly described as follows:

Beginning at the most northerly corner of said Block 10, said corner being on the arc of a curve concave northwesterly and having a radius of 508.34 feet, a radial line to said point bears South 63(degree)33'48" East; thence southwesterly, along the northwesterly line of Block 10, along the arc of said curve, through a central angle of 38(degree)28'18", 341.33 feet to a point on a curve, concave northerly and having a radius of 925.37 feet, a radial line to said point bears South 4(degree)16'0l" East; thence easterly, along the southerly line of Block 10, along the arc of said curve, through a central angle of 14(degree)31'58", 234.72 feet to a point of reverse curve with a curve concave southerly and having a radius of 508.34 feet, a radial line to said point bears North 18(degree)47'59" West; thence easterly along the southerly line of Block 10, along the arc of said curve, through a central angle of 13(degree)44'01", 121.85 feet to a point on a curve concave northeasterly, and having a radius of 548.34 feet, a radial line to said point bears South 45(degree)54'38" West; thence northwesterly, along the northeasterly line of Block 10, along the arc of said curve, through a central angle of 20(degree)30'l0", 196.22 feet to the point of beginning.

                                  EXHIBIT "B"

                                Lease Guaranty
                                --------------

  This GUARANTY OF LEASE ("Guaranty") is made and entered into as of the 1/st/ day of December, 1998, and is by and between STEVEN D. LEBOWITZ and DANIEL M, GOTTLIEB (collectively "Guarantor") in favor of G&L CORONADO LLC, a Delaware limited liability company ("Landlord") with respect to the following circumstances:

  1. Landlord has entered into a lease ("Lease"), dated concurrently herewith, with CORONADO MANAGERS CORP., a Delaware corporation ("Tenant"), whether acting on behalf of itself or any estate created by the commencement of a case under Title 11 of the United States Code or any successor statute thereto (the "Bankruptcy Code") or any other insolvency, bankruptcy, reorganization or liquidation proceeding, or by any trustee under the Bankruptcy Code, liquidator, sequestrator or receiver of Tenant or Tenant's property or similar person duly appointed pursuant to any law generally governing any insolvency, bankruptcy, reorganization, liquidation, receivership or like proceedings.

  2. In consideration of Landlord entering into the Lease with Tenant, and with full knowledge that Landlord would not have entered into the Lease with Tenant were it not for the agreements of Guarantor hereunder, Guarantor hereby agrees as follows:

      a. Guarantor hereby guarantees the full, faithful and timely payment and performance by Tenant of all of the payments, covenants and other obligations of Tenant under or pursuant to the Lease (all of which shall hereinafter be referred to as the "Obligations"). If Tenant shall default at any time in the payment of any rent or any other sums, costs, or charges whatsoever, or in the performance of any of the other covenants and obligations of Tenant, under or pursuant to the Lease, then Guarantor(s), at Guarantor's expense, shall on demand of Landlord fully and promptly, and pay all rent, sums, costs and charges to be paid by Tenant, and perform all the other covenants and obligations to be performed by Tenant under or pursuant to the Lease. In addition, Guarantor shall, on Landlord's demand, pay to Landlord any and all sums due to Landlord, including (without limitation) all interest and late charges with respect to past due obligations of Tenant, costs advanced by Landlord, and damages and all expenses (including attorneys' fees and litigation costs) that may arise in consequence of Tenant's default. Guarantor hereby waives all requirements of notice of the acceptance of this Guaranty. Guarantor specifically agrees that this is a guaranty of payment and performance, not of collection or satisfaction of judgment.

      b. In case of the dissolution, liquidation or insolvency (howsoever evidenced) of, or the institution of bankruptcy or receivership proceedings against Tenant or Guarantor, all of the Obligations then existing shall, at the option of Landlord, immediately become due or accrued and payable from Guarantor. In the event of a default by Tenant under the Lease, all dividends or other payments received thereafter by Guarantor from Tenant or on account of the Obligations from whatsoever source, shall be taken and applied as payment in gross, and this Guaranty shall apply to and secure any ultimate balance that shall remain owing to Landlord.

      c. The liability hereunder shall in no way be terminated, diminished, affected or impaired by (and Landlord is hereby authorized to make, from time to time, without notice to

Guarantor) any extensions, renewals, amendments, indulgences, modifications, transfers or assignments in whole or in part of the Lease by Landlord, whether or not notice thereof is given to Guarantor, by reason of sums paid or payable to Landlord from the proceeds of any insurance policy or condemnation award, sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, exchange, change in, modification or other disposition of any of the Obligations, either express or implied, or of any security, additional security or collateral therefor. The liability hereunder shall in no way be terminated, diminished, affected or impaired by any acceptance by Landlord of any security or additional security for, or other guarantors, or by the invalidity, unenforceability, loss of, change in priority or reduction in value in or loss of value of any of the security or additional security, or by any failure, neglect or omission on the part of Landlord to realize upon or protect any of the Obligations, or any collateral or security or additional security therefor, or to exercise any lien upon or right of appropriation of any monies, credits or property of Tenant, possessed by Landlord, toward the liquidation of the Obligations, or by any application of payments or credits thereon or by any failure, neglect or omission on the party of Landlord to enforce the obligations of the other Guarantor, or by the surrender, compromise, settlement, release, change, modification or other disposition of the obligations of the other Guarantors. Landlord shall have the exclusive right to determine how, when and what application of payments and credits, if any, shall be made on the Obligations, or any part thereof. In order to hold Guarantor liable hereunder, there shall be no obligation on the part of Landlord, at any time, to resort for payment to Tenant or to any other Guaranty, or to any other persons or corporations, their properties or estates, or resort to any collateral, security, property liens or other rights or remedies whatsoever, and Landlord shall have the right to enforce this Guaranty irrespective of whether or not other proceedings or steps seeking resort to or realization upon or from any of the foregoing are pending.

      a. All Landlord's diligence in collection or protection, and all Landlord's demand and notice, as to any and everyone, whether or not Tenant or Guarantor or others, of default and of non-payment and of the creation and existence of any and all of the Obligations, and of any security and collateral therefor, and of the acceptance of this Guaranty, and of any and all extensions of credit and indulgence hereunder, are waived.

  3. Notwithstanding any other provision of this Guaranty to the contrary, Guarantor hereby waives any claim or other rights which Guarantor may now have or hereafter acquire against Tenant or any other guarantor of all or any of Tenant's obligations under the Lease that arise from the existence or performance of Guarantor's obligations under this Guaranty or otherwise (all such claims and rights are referred to as "Guarantor's Conditional Rights"), including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, or indemnification, any right to participate in any claim or remedy of Landlord against Tenant or any collateral which Landlord now has or hereafter acquires, whether or not such claim, remedy, or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including without litigation, the right to take or receive from Tenant, director or indirectly, in cash or other property or by setoff or in any other manner payment, or security on account of such claim or other rights. If, notwithstanding the foregoing provisions, any amount shall be paid to Guarantor on account of any such Guarantors conditional rights and either (a) such amount is paid to Guarantor at any time when any of Tenant's obligations under the Lease shall not have been paid or performed in full, or (b) regardless of when such amount is paid to Guarantor, any payment made by Tenant to landlord is at any time determined to be a Preferential Payment, then such amount paid to Guarantor shall be held in trust for the benefit of Landlord and shall forthwith be paid to landlord to be credited and applied upon Tenant's obligations under the Lease, whether matured or unmatured, in such order as Landlord, in its sole and absolute discretion, shall determine. To the extent that any of the foregoing provisions of this
Section 4 shall not be enforceable, Guarantor agrees that until the period of
---------
time has expired during which any payment made by Tenant or Guarantor to Landlord may be determined to be a Preferential Payment, Guarantor's Conditional Rights to the extent not validly waived shall be subordinate to Landlord's right to full payment and performance of all the obligations of Tenant under the Lease and Guarantor shall not enforce Guarantor's Conditional Rights during such period.

  4. Landlord may, without any notice whatsoever to any, sell, mortgage, encumber, hypothecate, assign or transfer the Lease and all of the Obligations, or any part thereof, or grant participation therein, and in that event each and every immediate and successive grantor, mortgagor, trustee under a trust deed in the nature of a mortgage, assignee, transferee, or holder or participant in all or any part of the Lease or Obligations, shall have the right to enforce this Guaranty, by suit or otherwise, for the benefit of such grantor, mortgagor, trustee under a trust deed in the nature of a mortgage, assignee, transferee, holder or participant, as fully as if such grantor, mortgagor, trustee under a trust deed in the nature of the mortgage, assignee, transferee, holder or participant were herein by name specifically given such rights, powers and benefits; but Landlord shall have an unimpaired right to enforce this Guaranty for the benefit of Landlord or any such participant, as to so much of the Obligations that it has not sold, assigned or transferred.

  5. Guarantor waives any and all defenses, claims and discharges of Tenant, or any other obligor, pertaining to the Obligations, except the defense of discharge by payment in full. Without limiting the generality of the foregoing, Guarantor will not assert, plead or enforce against Landlord any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to Tenant or any other person liable in respect of any of the Obligations, or any setoff available against Landlord to Tenant or any such other person, whether or not on account of a related transaction. Guarantor agrees that Guarantor shall be and remain liable for any deficiency remaining after foreclosure of any collateral securing the Obligations, whether or not the liability of Tenant or any other obligor for such deficiency is discharged pursuant to statute or judicial decision.

  6. Landlord's rights under this Guaranty will not be exhausted by any action by Landlord until all of the Obligations have been fully paid and performed and the period of time has expired during which any payment made by Tenant or Guarantor to Landlord may be determined to be a Preferential Payment (hereinafter defined). Guarantor further agrees that to the extent Tenant or Guarantor makes any payment to Landlord in connection with the obligations of Tenant under the Lease and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by Landlord or paid over to a trustee, receiver, or any other entity, whether under any bankruptcy act or otherwise (any such payment is hereinafter referred to as a "Preferential Payment"), then this Guaranty shall continue to be effective or shall be reinstated, as the case may be, and, to the extent of such payment or repayment by Landlord, the obligations or part thereof intended to be satisfied by such Preferential Payment shall be revived arid continued in full force and effect as if said Preferential Payment had not been made.

  7. Any debt, Obligations, obligations and liabilities (the "Debts") of Tenant now or hereafter held by Guarantor, is hereby subordinated to the Obligations of Tenant to Landlord;

and, in the event of a default by Tenant under the Lease, such Debts of Tenant to Guarantor if Landlord so requests shall be collected, enforced and received by Guarantor as trustee for Landlord and shall be paid over to Landlord on account of the Obligations of Tenant to Landlord, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

  8. Guarantor agrees at any time and from time to time, on not less than fourteen (14) days prior request by Landlord, to execute, acknowledge and deliver to Landlord and such Landlord's proposed grantors, mortgagees, trustee under a trust deed in a nature of a mortgage, successor or Tenant of the Obligations a statement in writing certifying that this Guaranty is unmodified and in full force or effect (or if the same has been modified, that the same is in full force and effect as modified and stating the modifications) and stating whether Guarantor claims any defenses, offsets or counterclaims against the enforcement of this Guaranty (and if so, the nature and amount of such defense, offset or counterclaim). Guarantor understands that the written certificate delivered pursuant to this paragraph may be relied upon by any prospective purchaser, mortgagee or trustee under a trust deed in the nature of a mortgage of the Lease or Obligations.

  9. Guarantor hereby consents to any remedy pursued by Landlord or its successor in interest to enforce its rights under the Lease, in whatever order such party may choose, including any remedies which may affect or destroy Guarantor's right of subrogation, contribution or reimbursement or the right of Guarantor to proceed against Tenant for reimbursement. Without limiting the generality of the foregoing, Guarantor hereby waives any rights Guarantor may have under California Civil Code sections 2809, 2819, 2845, 2849, and 2850, as they may be amended or modified from time to time, and any similar or successor statutes. Landlord shall have no obligation to protect, secure or insure the real estate, including all improvements thereon, described in the Lease or any security or additional security, security interests, liens or encumbrances of any collateral or additional collateral or interests in properties subject thereto. Guarantor agrees that there are no conditions or limitations to Landlord's right to enforce this Guaranty.

  10. Any invalidity or unenforceability of any provision or application of this Guaranty shall not affect other lawful provisions and applications hereof, and to this end the provisions of this Guaranty are declared to be severable. This Guaranty shall be construed according to the laws of the State of California, in which State it shall be performed by Guarantor and may not be waived, amended, released or otherwise changed except by a writing signed by Landlord.

  11. Guarantor agrees that Landlord shall have the right to file lawsuits from time to time against Guarantor to enforce this Guaranty in any court or courts of competent jurisdiction in Los Angeles County, State of California, and in furtherance thereof, Guarantor hereby submits itself to and consents to the jurisdiction of any such court of competent jurisdiction for lawsuits in Los Angeles County, State of California.

  12. If any legal action is brought to enforce or interpret any part of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs in connection therewith. Any judgment shall include an attorneys' fees clause which shall entitle the judgment creditor to recover attorneys' fees incurred to enforce a judgment hereon, which attorneys' fees shall be an element of post-judgment costs. The "prevailing party" shall be the party who is entitled to recover his costs of suit whether or not the suit proceeds to final judgment. The successful or prevailing party in any legal action brought to enforce or interpret any part of this Agreement shall be entitled to recover reasonable attorneys' fees and other costs incurred after a judgment has been entered in defending, perfecting or enforcing the judgment, which attorneys' fees shall be an element of post-judgment costs. The parties agree that this post-judgment attorneys' fee provision is a distinct contractual agreement severable from the rights set forth elsewhere in this Agreement and shall not merge into any judgment enforcing or interpreting any other part of this agreement.

    13. This Guaranty and every part thereof shall be effective upon delivery to Landlord, without further act, condition or acceptance by Landlord, shall be binding upon Guarantor and upon its successors and assigns and shall inure to the benefit of Landlord, its grantors, mortgagees, trustees under a trust deed in nature of a mortgage, successors and assigns. Guarantor waives notice of Landlord's acceptance hereof.


    SIGNED AND DELIVERED by Guarantor, at Beverly Hills, California, this 1/st/ day of December, 1998.


                                             /s/ Steven D. Lebowitz
                                             --------------------------
                                             STEVEN D. LEBOWITZ
                                             439 N. Bedford Drive
                                             Beverly Hills, CA 90210


                                             /s/ Daniel M. Gottlieb
                                             --------------------------
                                             DANIEL M. GOTTLIEB
                                             439 N. Bedford Drive
                                             Beverly Hills, CA 90210


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